STATE FARM VARIABLE PRODUCT TRUST
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                                 EXHIBIT INDEX



Item                Description
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SUB-ITEM 77C        Submission of matters to a vote of security holders

SUB-ITEM 77Q1(e)    Investment advisory and management services agreement

SUB-ITEM 77Q1(e)    Investment sub-advisory and management services agreement